CONNECTONE BANCORP, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 8, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 8, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E85611-[TBD]	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CONNECTONE BANCORP, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.		For	Against	Abstain

1.	Proposal to approve the Agreement and Plan of Merger, dated as of August 15, 2019, by and between ConnectOne Bancorp, Inc. and Bancorp of New Jersey, Inc. and the transactions contemplated thereby (the "ConnectOne merger proposal").	☐	☐	☐
2.	Proposal to adjourn the ConnectOne Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to constitute a quorum or to approve the ConnectOne merger proposal (the "ConnectOne adjournment proposal").	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate, using the boxes to the right, whether you plan to attend the special meeting.	☐	☐
	Yes	No

This signature section must be completed for your vote to be counted. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E85612-[TBD]
CONNECTONE BANCORP, INC.
Notice of the Special Meeting of Shareholders
December 9, 2019, 9:15 a.m. (Eastern Time)
This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder of ConnectOne Bancorp, Inc., a New Jersey corporation ("ConnectOne"), appoints Frank Sorrentino III and William S. Burns, or either of them, with full power to act alone, the true and lawful proxies of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of ConnectOne that the undersigned is entitled to vote at the Special Meeting of Shareholders of ConnectOne to be held at Marriott Teaneck Glenpointe, 100 Frank W Burr Boulevard, Teaneck, New Jersey 07666, on December 9, 2019, at 9:15 a.m. Eastern Time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as stated on the reverse side hereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO INSTRUCTION TO THE CONTRARY IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

The undersigned hereby revokes all appointments of proxy previously given to vote at the Special Meeting of Shareholders or any adjournments thereof.

The undersigned acknowledges receipt of the Notice of the Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed on other side).